UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

CH ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

New York	0-30512	1804460
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

284 South Avenue, Poughkeepsie, New York	12601-4879
(Address of principal executive offices)	(Zip code)

(845)-452-2000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a)Amendments to Articles of Incorporation or By-Laws

On March 28, 2008, the Board of Directors of CH Energy Group, Inc. amended Sections 2.1, 2.9, 2.12 and 3.6 of the Corporation’s By-Laws, effective March 28, 2008.

With respect to Section 2.1, the Board removed the Corporation’s age limitation on Directors’ service from the By-Laws and amended the Corporation’s “Governance Guidelines” to include a modified age limitation, changing the limitation previously set forth in the By-Laws from “no person who has reached age 72 shall stand for election as a Director” to a limitation, now set forth in Section 3 of the Corporation’s Governance Guidelines, that provides that “no person may serve as a Director after the Annual Meeting of Shareholders that next follows the calendar year in which he or she reaches the age of 72.”

Section 2.9 and Section 3.6 of the By-Laws were amended to delete reference to compensation for attendance by Directors at meetings because the Directors of Energy Group are now paid an annual retainer and do not receive additional compensation for attendance at meetings of the Board or Committees of the Board.

Section 2.12 of the By-Laws was amended to clarify, consistent with the provisions of the New York Business Corporation Law, that members of the Board may participate in Board or Committee meetings by means of a conference telephone or similar communication equipment that allows all persons participating in the meeting to hear each other at the same time.

A copy of the By-Laws of the Corporation, as amended, is attached to this Form 8-K and is incorporated herein by reference. The Governance Guidelines of the Corporation, as amended, are available on the Corporation’s website at www.chenergygroup.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

3(ii).1	By-Laws of CH Energy Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: April 3, 2008	By:	/s/ Donna S. Doyle
	Name:	Donna S. Doyle
	Title:	Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

3(ii).1	By-Laws of CH Energy Group, Inc.